                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            AGW LEASING COMPANY, INC.

     AGW Leasing Company, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1.  The name of the Corporation is AGW Leasing Company, Inc.

     2.  The Corporation was originally incorporated and the original
         Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 16, 1998.

     3.  The Corporation filed Certificates of Amendment to the Certificate of
         Incorporation with the Secretary of State of the State of Delaware on
         May 7, 1999 and June 25, 1999.

     4.  This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 141(f), 242, 245 and 228 of the General Corporation Law of the State of Delaware by the written consent of the Corporation's Board of Directors and stockholders. This
         Amended and Restated Certificate of Incorporation restates, integrates, amends and supersedes the provisions of the Certificate of
         Incorporation, as amended, of the Corporation.

     5.  The text of the Certificate of Incorporation, as amended, is hereby restated and amended to read in its entirety as follows:

                                    ARTICLE I

     The name of the corporation (the "Corporation") is:

                            AGW Leasing Company, Inc.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington,
County of New Castle.

The name of the Corporation's registered agent at such address is The
Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the
General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     Section 1. The Corporation shall be authorized to issue 20,000 shares of
Common Stock, $.01 par value ("Common Stock").

     Section 2. The Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                                    ARTICLE V

         Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

                                   ARTICLE VII

         The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of
Incorporation, and any other

provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or thereafter prescribed by law; and
all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this
Certificate of Incorporation in this present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII

     Section 1. Elimination of Certain Liability of Directors. A director of the
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

         Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     Section 2. Indemnification and Insurance.

         (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b)
hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is

not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been waived by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the
Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for
the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the
Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the
General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in

this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of
Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the
Corporation or another corporation, partnership, joint venture, trust or otherwise enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of
Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be duly executed by its authorized officer as of the 1st Day of May, 2002.

                                         AGW LEASING COMPANY, INC.

                                         By:  /s/ Thomas M. Dougherty
                                              -------------------------------
                                         Its: President and Chief Executive
                                              Officer
                                              -------------------------------